Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2012, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-183640) and related Prospectus of Workday, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

September 28, 2012